Exhibit 99.2

Petvivo holdings, inc.

CHARTER OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Effective as of November 20, 2020

I. PURPOSE

The purpose of the Compensation Committee (“Committee”) of PetVivo Holdings, Inc. (the “Company”) is to discharge the responsibilities delegated by the Board of Directors (“Board”) relating to the review, recommendation, and approval of all forms executive compensation, including overseeing and administering all compensation plans, policies and programs maintained by the Company. The Committee has the authority to undertake the specific duties listed below, and will have the authority to undertake such other specific duties as the Board may prescribe.

II. COMPOSITION

The Committee will consist of two or more directors, with the exact number determined by the Board. Each member of the Committee will be:

1.	Independent in accordance with the rules (the “NASDAQ Rules”) of the NASDAQ Stock Market;

2.	Qualified as a “non-employee director” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code, as amended;

3.	Free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member

The members of the Committee will be appointed by the Board based on recommendations from the Nominating and Corporate Governance Committee. Committee members will be appointed for one-year terms and will serve for such term or terms as the Board may determine or until earlier resignation or death. The Board may remove any member from the Committee at any time, with or without cause. The Board may appoint a Committee member to serve as the chairperson for the Committee (the “Chair”), who will set the agenda for Committee meetings and conduct the proceedings of those meetings. If the Board does not appoint a Chair, the Committee members may designate a chair by their majority vote.

III. DUTIES AND RESPONSIBILITIES

The Committee will have the following authority and responsibilities:

1.	Review, at least annually, the Company’s overall compensation strategy, including any base salary, incentive compensation and equity-based grants, to assure that it provides appropriate rewards and incentives, promotes stockholder interests and supports the Company’s strategic and tactical objectives. The Committee will consider whether compensation arrangements encourage excessive risk-taking, and will evaluate compensation policies and practices that could mitigate any such risk

2.	Review and approve, at least annually, (i) the corporate goals and objectives applicable to the compensation of the chief executive officer (“CEO”), (ii) the CEO’s performance light of those goals and objectives, and (iii) determine and approve the CEO’s compensation level based on this evaluation. The CEO will not be present during any Committee deliberations or voting with respect to his or her compensation, but the CEO may participate in discussions regarding compensation for the Company’s other Executive Officers. In determining the long-term incentive component of CEO compensation, the Committee may consider the Company’s performance and relative shareholder return, the value of similar incentive awards given to CEOs at comparable companies and the awards given to the Company’s CEO in past years.

3.	Review and approve from time to time, as determined by the Committee, the performance and compensation of the Company’s “executive officers” and “officers” (collectively, the “Executive Officers”), as defined by the Exchange Act. No Executive Officer will be present during any Committee deliberations or voting with respect to his or her compensation. The Committee will take account of the CEO’s recommendation and evaluation of each individual’s performance, the Company’s overall performance and comparable compensation paid to similarly-situated executives in comparable companies.

4.	Review, at least annually, the form and amount of director compensation for service on the Board and Board committees and to recommend any changes to the Board, including non-employee directors.

5.	Review and approve and, when appropriate, recommend to the Board for approval, incentive compensation plans and equity-based plans, and where appropriate or required, recommend plans for approval by the Company’s stockholders. The Committee’s authority includes the ability to adopt, amend, administer and terminate such plans.

6.	Prepare a report which describes, in compliance with Regulation S-K: (i) that the Committee reviewed and discussed the Compensation Discussion and Analysis with management, and (ii) based on the review and discussions, the Committee recommends to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement and incorporated into the Company’s annual report.

7.	To review, and approve and, when appropriate, recommend to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and the Executive Officers. The Committee’s authority includes the ability to adopt, amend and terminate such agreements, arrangements or plans.

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8.	Administer, and if deemed necessary, amend the Company’s 401(k) plan and any deferred compensation plans.

9.	Review, at least annually, the Company’s Directors and Officers Insurance Policies and make recommendations to the Board with respect to coverage levels.

10.	Obtain studies and retain advisors as provided in Article IV hereof.

11.	Oversee the Company’s compliance with regulatory requirements associated compensation of its directors.

IV. STUDIES AND OUTSIDE ADVISORS

The Committee may conduct or authorize studies of, or investigations into, any matter that is within the Committees scope of responsibility, with full access to all books, records, facilities and personnel of the Company. The Committee has the sole authority and right, at the expense of the Company, to retain or obtain the advice of legal counsel, compensation and other consultants, experts and advisers of its choice (collectively, the “Outside Advisors”) to assist the Committee in connection with its functions, including any studies or investigations, but only after taking into consideration all factors relevant to any adviser’s independence from management as may be required by any applicable law, including those specified in Rule 5605(d)(3) of the NASDAQ Rules and those set forth in the Exchange Act. The committee will be directly responsible and will have sole authority for the appointment, compensation (including fees and other retention terms) and oversight of the work of any such advisers. The Company must provide for appropriate funding, as determined by the Committee for: (i) payment of reasonable compensation to any Outside Advisor retained by the Committee, (ii) ordinary administrative expenses of the Committee that are necessary and appropriate in carrying out its functions, and (iii) the commission of any necessary studies and surveys concerning the levels of executive compensation payable in the industry in which the Company is engaged and in other related industries or obtaining recommendations from outside/independent consultants concerning comparable compensation programs

V. MEETINGS

The Committee will meet at least two times a year at such times and places deemed appropriate by the Committee or its Chair. The Committee will report regularly to the Board regarding its actions and make recommendations to the Board as appropriate. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee may invite such members of management to its meetings as it deems appropriate. However, the Committee will meet regularly without such members present.

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VI. DELEGATION OF AUTHORITY

The Committee may, as it deems appropriate in its sole discretion, form and delegate authority to one or more subcommittees to the extent permitted under applicable law and the Company’s governing documents.

VII. COMPENSATION

The Board will determine whether Committee members will receive fees for their service as Committee members, which may include additional compensation for the Chair. Such fees may include retainers or per meeting fees and will be paid in such form of consideration as determined by the Board in accordance with any applicable law.

VIII. REVIEW OF COMMITTEE COMPOSITION, PERFORMANCE AND CHARTER

The Committee will evaluate the Committee’s composition and performance on an annual basis. The Committee will review and reassess the adequacy of this Charter on an annual basis, and recommend to the Board any changes the Committee determines are appropriate.

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